Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS THIRD QUARTER RESULTS

Richmond, Va., October 17, 2018 - Union Bankshares Corporation (the “Company” or “Union”) (Nasdaq: UBSH) today reported net income of $38.2 million and earnings per share of $0.58 for its third quarter ended September 30, 2018. Net operating earnings(1) were $39.3 million and operating earnings per share(1) was $0.60 for its third quarter ended September 30, 2018; these operating results exclude $1.1 million in after-tax merger-related costs but include losses from discontinued operations of $565,000.

Net income was $102.2 million and earnings per share was $1.55 for the nine months ended September 30, 2018. Net operating earnings(1) were $132.1 million and operating earnings per share(1) was $2.01 for the nine months ended September 30, 2018; these operating results exclude $29.9 million in after-tax merger-related costs but include losses from discontinued operations of $3.0 million.

“Union made further progress on our stated priorities during the third quarter and we remain on track to deliver our top tier financial performance metrics in the fourth quarter of 2018,” said John C. Asbury, President and CEO of Union Bankshares Corporation. “Loan growth increased in each month of the quarter as we are beginning to see the impact of our commercial and industrial banking efforts on the commercial loan portfolio. Our commercial and industrial banking buildout is largely complete and our team is starting to gain traction in the market. This bodes well for the fourth quarter and more importantly, for 2019 and beyond.

“After the quarter closed, we announced our agreement to acquire Access National Corporation, which is nearly a perfect fit with our previously stated M&A strategic and financial objectives. We’re pleased with the enthusiasm about Access becoming a part of Union which substantially completes our Virginia franchise and irrefutably positions Union as Virginia’s bank. While it has been less than two weeks from the announcement, we have already stood up our integration team and work has begun to ensure a smooth transition. Having just completed the Xenith integration, this is a process we know well. We will share more about the implications of this powerful addition to our targeted financial metrics and business strategy at our investor day scheduled in New York on November 14.”

On October 5, 2018, the Company announced it has entered into a definitive merger agreement to acquire Access National Corporation (“Access”) in an all-stock transaction (the “Pending Merger”) that is expected to close in the first quarter of 2019.

Select highlights for the third quarter of 2018

•	Performance metrics - Changes in all metrics below were primarily related to the net gain on the sale of the Shore Premier Finance division in the second quarter of 2018.

◦	Return on Average Assets (“ROA”) was 1.17% compared to 1.44% in the second quarter of 2018. Operating ROA(1) was 1.21% compared to 1.63% in the second quarter of 2018.

◦	Return on Average Equity (“ROE”) was 8.06% compared to 10.28% in the second quarter of 2018. Operating ROE(1) was 8.30% compared to 11.69% in the second quarter of 2018.

◦	Return on Average Tangible Common Equity (“ROTCE”)(1) was 13.73% compared to 17.74% in the second quarter of 2018. Operating ROTCE(1) was 14.14% compared to 20.19% in the second quarter of 2018.

◦
Efficiency ratio increased to 60.7% compared to 57.2% in the second quarter of 2018 and the efficiency ratio (fully taxable equivalent (“FTE”))(1) increased to 59.7% compared to 56.5% in the second quarter of

2018. Operating efficiency ratio (FTE)(1) increased to 58.6% compared to 51.0% in the second quarter of 2018.

•	Notable activity during the third quarter

◦
On July 1, 2018, Old Dominion Capital Management, Inc., a subsidiary of Union Bank & Trust, completed its acquisition of Outfitter Advisors, Inc., a McLean, Virginia based investment advisory firm with approximately $400 million in assets under management and advisement.

◦
The Company consolidated seven branches during the third quarter of 2018, which resulted in additional after-tax branch closure costs of approximately $375,000 that were recorded in the third quarter of 2018.

◦	The Company incurred approximately $565,000 in after-tax costs related to executive management changes during the quarter.

◦
On June 29, 2018, Union Bank & Trust entered into an agreement to sell substantially all of the assets and certain specific liabilities of its Shore Premier Finance division, consisting primarily of marine loans totaling $383.9 million, for a purchase price consisting of approximately $375.0 million in cash and 1,250,000 shares of the purchasing company's common stock. The initial estimated after-tax gain recorded in the second quarter of 2018 was $16.5 million, net of transaction and other related costs, which was subsequently reduced by $737,000 in the third quarter based on updated information obtained and wind-down costs incurred.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

NET INTEREST INCOME

For the third quarter of 2018, net interest income was $106.0 million, a decrease of $2.2 million from the second quarter of 2018. Net interest income (FTE)(2) was $108.0 million in the third quarter of 2018, a decrease of $2.2 million from the second quarter of 2018. The decreases in both net interest income and net interest income (FTE) were primarily driven by lower acquisition accounting accretion during the three months ended September 30, 2018 compared to the three months ended June 30, 2018. The third quarter net interest margin decreased 3 basis points to 3.69% from 3.72% in the previous quarter, while the net interest margin (FTE)(2) decreased 3 basis points to 3.76% from 3.79% during the same periods. The decreases in the net interest margin and net interest margin (FTE) were principally due to a 6 basis point increase in the cost of funds, partially offset by a 3 basis point increase in the yield on earnings assets, which was lower by 6 basis points due to the reduced level of earning asset accretion income recorded during the third quarter of 2018 compared to the prior quarter.

The Company’s net interest margin (FTE) includes the impact of acquisition accounting fair value adjustments. During the third quarter of 2018, net accretion related to acquisition accounting decreased $2.0 million from the prior quarter to $3.9 million for the quarter ended September 30, 2018. The second and third quarters of 2018 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Deposit Accretion	Borrowings Amortization	Total
For the quarter ended June 30, 2018	$5,324	$685	$(104)	$5,905
For the quarter ended September 30, 2018	3,496	592	(143)	3,945
For the remaining three months of 2018 (estimated)	2,401	445	(161)	2,685
For the years ending (estimated):
2019	8,481	1,170	(660)	8,991
2020	6,880	284	(734)	6,430
2021	5,520	108	(805)	4,823
2022	4,157	21	(827)	3,351
2023	2,710	—	(850)	1,860
Thereafter	9,751	—	(11,633)	(1,882)

(2) For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the third quarter of 2018, the Company experienced increases in nonperforming asset (“NPA”) balances from the prior quarter, primarily due to nonaccrual additions related to one credit relationship composed of construction loans. Past due loan levels as a percentage of total loans held for investment at September 30, 2018 were higher than past due loan levels at June 30, 2018 and were down slightly from September 30, 2017. Charge-off levels increased from the second quarter of 2018 and were primarily related to the consumer loan portfolio; as a result, the provision for loan losses increased from the second quarter of 2018.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $94.7 million (net of fair value mark of $24.3 million) at September 30, 2018.

Nonperforming Assets
At September 30, 2018, NPAs totaled $34.9 million, an increase of $2.0 million, or 6.1%, from June 30, 2018 and an increase of $8.3 million, or 31.4%, from September 30, 2017. NPAs as a percentage of total outstanding loans at September 30, 2018 was 0.37%, an increase of 2 basis points from 0.35% at June 30, 2018 and a decline of 2 basis points from 0.39% at September 30, 2017. As the Company's NPAs have been at or near historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but do not have a significant impact on the Company's overall asset quality position.

The following table shows a summary of nonperforming asset balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Nonaccrual loans	$28,110	$25,662	$25,138	$21,743	$20,122
Foreclosed properties	6,800	7,241	8,079	5,253	6,449
Total nonperforming assets	$34,910	$32,903	$33,217	$26,996	$26,571

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Beginning Balance	$25,662	$25,138	$21,743	$20,122	$24,574
Net customer payments	(2,459)	(2,651)	(1,455)	(768)	(4,642)
Additions	6,268	5,063	5,451	4,335	4,114
Charge-offs	(1,137)	(539)	(403)	(1,305)	(3,376)
Loans returning to accruing status	(70)	(1,349)	(182)	(448)	—
Transfers to foreclosed property	(154)	—	(16)	(193)	(548)
Ending Balance	$28,110	$25,662	$25,138	$21,743	$20,122

Of the nonaccrual additions in the third quarter of 2018, the majority related to one credit relationship, which consisted of construction loans.

The following table shows the activity in foreclosed properties for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Beginning Balance	$7,241	$8,079	$5,253	$6,449	$6,828
Additions of foreclosed property	165	283	44	325	621
Acquisitions of foreclosed property (1)	—	(162)	4,204	—	—
Valuation adjustments	(42)	(383)	(759)	(1,046)	(249)
Proceeds from sales	(889)	(580)	(684)	(479)	(648)
Gains (losses) from sales	325	4	21	4	(103)
Ending Balance	$6,800	$7,241	$8,079	$5,253	$6,449
(1) Includes subsequent measurement period adjustments.

Past Due Loans
Past due loans still accruing interest totaled $46.6 million, or 0.49% of total loans, at September 30, 2018 compared to $38.2 million, or 0.41% of total loans, at June 30, 2018 and $34.4 million, or 0.50% of total loans, at September 30, 2017. Of the total past due loans still accruing interest, $9.5 million, or 0.10% of total loans, were loans past due 90 days or more at September 30, 2018, compared to $6.9 million, or 0.07% of total loans, at June 30, 2018 and $4.5 million, or 0.07% of total loans, at September 30, 2017.

Net Charge-offs
For the third quarter of 2018, net charge-offs were $3.2 million, or 0.13% of total average loans on an annualized basis, compared to $1.8 million, or 0.07%, for the prior quarter and $4.1 million, or 0.24%, for the same quarter last year. The majority of net charge-offs in the third quarter of 2018 were related to consumer loans.

Provision for Loan Losses
The provision for loan losses for the third quarter of 2018 was $3.1 million, an increase of $440,000 compared to the previous quarter and an increase of $44,000 compared to the same quarter in 2017. The increase in provision for loan losses from the second quarter of 2018 was primarily driven by higher levels of net charge-offs in the third quarter of 2018.

Allowance for Loan Losses (“ALL”)
The ALL at September 30, 2018 was consistent with the prior quarter at $41.3 million. The ALL as a percentage of the total loan portfolio was 0.44% at both September 30, 2018 and June 30, 2018 and was 0.54% at September 30, 2017. The year-over-year decline in the allowance ratio was primarily attributable to the acquisition of Xenith. In acquisition accounting, there is no carryover of previously established allowance for loan losses.

The ratio of the ALL to nonaccrual loans was 146.9% at September 30, 2018, compared to 160.8% at June 30, 2018 and 184.7% at September 30, 2017. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income decreased $20.7 million to $19.9 million for the quarter ended September 30, 2018 from $40.6 million in the prior quarter, primarily driven by the net gain on sale of the Shore Premier Finance division recognized during the second quarter of 2018. The initial estimated gain recorded in the second quarter of 2018 was $20.9 million, which was subsequently reduced by $933,000 in the third quarter based on updated information obtained and wind-down costs incurred. Excluding this gain and its subsequent adjustment from their respective quarters, noninterest income increased $1.1 million, or 5.7%, for the quarter ended September 30, 2018 when compared to the prior quarter. Customer-related fee income increased $1.1 million, primarily due to the acquisition of Outfitter Advisors, Inc. as well as higher overdraft, letter of credit, and debit card interchange fees.

NONINTEREST EXPENSE

Noninterest expense decreased $8.8 million to $76.3 million for the quarter ended September 30, 2018 from $85.1 million in the prior quarter. Excluding merger-related costs of $1.4 million and $8.3 million in the third and second quarters of 2018, respectively, operating noninterest expense(3) decreased $1.9 million, or 2.5%, to $74.9 million when compared to the second quarter of 2018. The decrease in operating noninterest expense included a decline in salaries and benefits of $1.5 million, primarily due to planned synergies arising from the core system conversion from the Xenith acquisition that occurred in the second quarter, partially offset by increased incentive plan expenses of $408,000 recorded in the third quarter of 2018. Other real estate owned (“OREO”) and credit-related expenses declined $670,000 related to higher gains on sales of property and lower valuation adjustments in the third quarter compared to the second quarter of 2018. Additionally, FDIC premiums and other insurance costs declined $519,000 compared to the second quarter of 2018. Included in operating noninterest expense were branch closure costs of approximately $475,000 related to the consolidation of seven branches in the third quarter of 2018, $714,000 in costs related to executive management changes during the quarter, as well as operating losses of $463,000 related to a community development investment fund.

(3) For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

INCOME TAXES

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law in December 2017. The Company's preliminary estimate of the impact of the Tax Act is based on currently available information and interpretation of its provisions. The actual results may differ from the current estimate due to, among other things, further guidance that may be issued by U.S. tax authorities or regulatory bodies and/or changes in interpretations and assumptions that the Company has made on a preliminary basis. The Company's evaluation of the impact of the Tax Act is subject to refinement for up to one year after enactment. No additional adjustments related to the Tax Act were recorded in the third quarter of 2018.

The effective tax rate for the three months ended September 30, 2018 was 15.9% compared to 19.0% for the three months ended June 30, 2018. The decrease in the effective tax rate was primarily due to tax-exempt income being a higher component of pre-tax income in the third quarter of 2018 compared to the second quarter of 2018.

BALANCE SHEET

At September 30, 2018, total assets were $13.4 billion, an increase of $305.6 million from June 30, 2018, primarily a result of increases in the investment securities portfolio and loan growth during the third quarter of 2018, partially offset by lower cash and cash equivalent balances.

At September 30, 2018, total investments were $2.3 billion, an increase of $519.6 million from June 30, 2018, primarily the result of reinvesting the proceeds received at the end of the second quarter from the sale of Shore Premier Finance loans and certain third party lending loans into the investment securities portfolio during the third quarter of 2018.

At September 30, 2018, loans held for investment (net of deferred fees and costs) were $9.4 billion, an increase of $121.3 million, or 5.2% (annualized), from June 30, 2018, while average loans decreased $511.9 million from the prior quarter. Adjusted for the sale of the Shore Premier Finance loans and certain third party lending programs loans in the second quarter of 2018, average loans increased $66.8 million, or 2.9% (annualized), during the third quarter of 2018 compared to the prior quarter.

At September 30, 2018, total deposits were $9.8 billion, an increase of $37.4 million, or 1.5% (annualized), from June 30, 2018, while average deposits increased $158.3 million, or 6.6% (annualized), from the prior quarter.

The following table shows the Company's capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2018	2018	2017
Common equity Tier 1 capital ratio (1)	9.92%	9.80%	9.40%
Tier 1 capital ratio (1)	11.12%	11.02%	10.56%
Total capital ratio (1)	12.97%	12.89%	12.94%
Leverage ratio (Tier 1 capital to average assets) (1)	9.89%	9.46%	9.52%
Common equity to total assets	14.06%	14.27%	11.53%
Tangible common equity to tangible assets (2)	8.74%	8.86%	8.34%

(1) All ratios at September 30, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(2) For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

During the third quarter of 2018, the Company declared and paid cash dividends of $0.23 per common share, an increase of $0.02, or 9.5%, compared to the second quarter of 2018 and an increase of $0.03, or 15.0%, compared to the third quarter of 2017.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust, which has 140 branches, seven of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 190 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL
Union will hold a conference call on Wednesday, October 17th, 2018 at 9:00 a.m. Eastern Time during which management will review the third quarter 2018 financial results. Interested parties may participate in the call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 8775497.

NON-GAAP FINANCIAL MEASURES
In reporting the results of the quarter and nine months ended September 30, 2018, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.  Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union and its management about future events.  Although Union believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to:

•	changes in interest rates;

•
general economic and financial market conditions in the United States generally and particularly in the markets in which Union operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;

•	Union’s ability to manage its growth or implement its growth strategy;

•
the ability to obtain regulatory, shareholder or other approvals or other conditions to closing the Pending Merger on a timely basis or at all, the ability to close the Pending Merger on the expected timeframe, or at all, that closing may be more difficult, time-consuming or costly than expected, and that if the Pending Merger is consummated, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	Union’s ability to recruit and retain key employees;

•	an insufficient allowance for loan losses;

•	the quality or composition of the loan or investment portfolios;

•	concentrations of loans secured by real estate, particularly commercial real estate;

•	the effectiveness of Union’s credit processes and management of Union’s credit risk;

•	demand for loan products and financial services in Union’s market area;

•	Union’s ability to compete in the market for financial services;

•	technological risks and developments, and cyber threats, attacks, or events;

•	performance by Union’s counterparties or vendors;

•	deposit flows;

•	the availability of financing and the terms thereof;

•	the level of prepayments on loans and mortgage-backed securities;

•	legislative or regulatory changes and requirements;

•	the impact of the Tax Act, including, but not limited to, the effect of the lower corporate tax rate, including on the valuation of Union's tax assets and liabilities;

•	any future refinements to Union's preliminary analysis of the impact of the Tax Act on Union;

•	changes in the effect of the Tax Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplement legislation;

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	changes to applicable accounting principles and guidelines; and

•	other factors, many of which are beyond the control of Union.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “Risk Factors” sections of Union’s Quarterly Reports on Form 10-Q and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and Union does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$131,363	$132,409	$84,499	$388,151	$241,865
Interest expense	25,400	24,241	13,652	70,549	35,947
Net interest income	105,963	108,168	70,847	317,602	205,918
Provision for credit losses	3,340	2,147	3,056	9,011	7,344
Net interest income after provision for credit losses	102,623	106,021	67,791	308,591	198,574
Noninterest income	19,887	40,597	15,230	80,752	47,305
Noninterest expenses	76,349	85,140	55,204	263,234	167,871
Income before income taxes	46,161	61,478	27,817	126,109	78,008
Income tax expense	7,399	11,678	7,397	20,973	20,924
Income from continuing operations	38,762	49,800	20,420	105,136	57,084
Discontinued operations, net of tax	(565)	(2,473)	238	(2,973)	653
Net income	$38,197	$47,327	$20,658	$102,163	$57,737

Interest earned on earning assets (FTE) (1)	$133,377	$134,417	$87,498	$394,011	$250,548
Net interest income (FTE) (1)	107,977	110,176	73,846	323,462	214,601

Key Ratios
Earnings per common share, diluted	$0.58	$0.72	$0.47	$1.55	$1.32
Return on average assets (ROA)	1.17%	1.44%	0.91%	1.05%	0.88%
Return on average equity (ROE)	8.06%	10.28%	7.90%	7.38%	7.53%
Return on average tangible common equity (ROTCE) (2)	13.73%	17.74%	11.34%	12.71%	10.90%
Efficiency ratio	60.67%	57.23%	64.13%	66.08%	66.29%
Efficiency ratio (FTE) (1)	59.71%	56.47%	61.97%	65.12%	64.10%
Net interest margin	3.69%	3.72%	3.44%	3.69%	3.47%
Net interest margin (FTE) (1)	3.76%	3.79%	3.59%	3.76%	3.62%
Yields on earning assets (FTE) (1)	4.65%	4.62%	4.25%	4.58%	4.23%
Cost of interest-bearing liabilities (FTE) (1)	1.15%	1.06%	0.85%	1.05%	0.78%
Cost of funds (FTE) (1)	0.89%	0.83%	0.66%	0.82%	0.61%

Operating Measures (3)
Net operating earnings	$39,326	$53,864	$21,319	$132,065	$60,757
Operating earnings per share, diluted	$0.60	$0.82	$0.49	$2.01	$1.39
Operating ROA	1.21%	1.63%	0.94%	1.35%	0.93%
Operating ROE	8.30%	11.69%	8.15%	9.54%	7.93%
Operating ROTCE	14.14%	20.19%	11.70%	16.44%	11.47%
Operating efficiency ratio (FTE) (1)	58.59%	50.98%	61.15%	55.87%	62.77%

Per Share Data
Earnings per common share, basic	$0.58	$0.72	$0.47	$1.55	$1.32
Earnings per common share, diluted	0.58	0.72	0.47	1.55	1.32
Cash dividends paid per common share	0.23	0.21	0.20	0.65	0.60
Market value per share	38.53	38.88	35.30	38.53	35.30
Book value per common share	28.68	28.47	24.00	28.68	24.00
Tangible book value per common share (2)	16.79	16.62	16.76	16.79	16.76
Price to earnings ratio, diluted	16.74	13.46	18.93	18.59	20.00
Price to book value per common share ratio	1.34	1.37	1.47	1.34	1.47
Price to tangible book value per common share ratio (2)	2.29	2.34	2.11	2.29	2.11
Weighted average common shares outstanding, basic	65,974,702	65,919,055	43,706,635	65,817,668	43,685,045
Weighted average common shares outstanding, diluted	66,013,152	65,965,577	43,792,058	65,873,202	43,767,502
Common shares outstanding at end of period	65,982,669	65,939,375	43,729,229	65,982,669	43,729,229

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (4)	9.92%	9.80%	9.40%	9.92%	9.40%
Tier 1 capital ratio (4)	11.12%	11.02%	10.56%	11.12%	10.56%
Total capital ratio (4)	12.97%	12.89%	12.94%	12.97%	12.94%
Leverage ratio (Tier 1 capital to average assets) (4)	9.89%	9.46%	9.52%	9.89%	9.52%
Common equity to total assets	14.06%	14.27%	11.53%	14.06%	11.53%
Tangible common equity to tangible assets (2)	8.74%	8.86%	8.34%	8.74%	8.34%

Financial Condition
Assets	$13,371,742	$13,066,106	$9,029,436	$13,371,742	$9,029,436
Loans held for investment	9,411,598	9,290,259	6,898,729	9,411,598	6,898,729
Earning Assets	11,808,717	11,494,113	8,232,413	11,808,717	8,232,413
Goodwill	727,699	725,195	298,191	727,699	298,191
Amortizable intangibles, net	51,563	51,211	16,017	51,563	16,017
Deposits	9,834,695	9,797,272	6,881,826	9,834,695	6,881,826
Stockholders' equity	1,880,029	1,864,870	1,041,371	1,880,029	1,041,371
Tangible common equity (2)	1,100,767	1,088,464	727,163	1,100,767	727,163

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,178,054	$1,250,448	$841,738	$1,178,054	$841,738
Commercial real estate - owner occupied	1,283,125	1,293,791	903,523	1,283,125	903,523
Commercial real estate - non-owner occupied	2,427,251	2,318,589	1,748,039	2,427,251	1,748,039
Multifamily real estate	542,662	541,730	368,686	542,662	368,686
Commercial & Industrial	1,154,583	1,093,771	554,522	1,154,583	554,522
Residential 1-4 Family - commercial	719,798	723,945	602,937	719,798	602,937
Residential 1-4 Family - mortgage	611,728	607,155	480,175	611,728	480,175
Auto	306,196	296,706	276,572	306,196	276,572
HELOC	612,116	626,916	535,446	612,116	535,446
Consumer	345,320	298,021	396,971	345,320	396,971
Other Commercial	230,765	239,187	190,120	230,765	190,120
Total loans held for investment	$9,411,598	$9,290,259	$6,898,729	$9,411,598	$6,898,729

Deposits
NOW accounts	$2,205,262	$2,147,999	$1,851,327	$2,205,262	$1,851,327
Money market accounts	2,704,480	2,758,704	1,621,443	2,704,480	1,621,443
Savings accounts	635,788	643,894	553,082	635,788	553,082
Time deposits of $100,000 and over	1,078,448	1,019,577	621,070	1,078,448	621,070
Other time deposits	1,020,830	1,034,171	699,755	1,020,830	699,755
Total interest-bearing deposits	$7,644,808	$7,604,345	$5,346,677	$7,644,808	$5,346,677
Demand deposits	2,189,887	2,192,927	1,535,149	2,189,887	1,535,149
Total deposits	$9,834,695	$9,797,272	$6,881,826	$9,834,695	$6,881,826

Averages
Assets	$12,947,352	$13,218,227	$8,973,964	$13,061,453	$8,730,815
Loans held for investment	9,297,213	9,809,083	6,822,498	9,594,094	6,613,078
Securities	1,966,010	1,625,273	1,243,904	1,720,978	1,227,220
Earning assets	11,383,320	11,661,189	8,167,919	11,506,200	7,922,944
Deposits	9,803,475	9,645,186	6,797,840	9,638,698	6,615,718
Time deposits	2,079,686	2,063,414	1,289,794	2,076,320	1,250,180
Interest-bearing deposits	7,635,710	7,549,953	5,302,226	7,559,053	5,166,163
Borrowings	1,155,093	1,617,322	1,080,226	1,460,685	1,030,500
Interest-bearing liabilities	8,790,803	9,167,275	6,382,452	9,019,738	6,196,663
Stockholders' equity	1,880,582	1,847,366	1,037,792	1,851,072	1,024,853
Tangible common equity (2)	1,103,530	1,069,886	722,920	1,074,303	708,478

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Asset Quality	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$41,270	$40,629	$38,214	$38,208	$37,192
Add: Recoveries	1,401	1,201	887	4,082	2,559
Less: Charge-offs	4,560	2,980	4,989	10,099	9,949
Add: Provision for loan losses	3,100	2,660	3,056	9,284	7,359
Add: Provision for loan losses included in discontinued operations	83	(240)	(6)	(181)	1
Ending balance	$41,294	$41,270	$37,162	$41,294	$37,162

ALL / total outstanding loans	0.44%	0.44%	0.54%	0.44%	0.54%
Net charge-offs / total average loans	0.13%	0.07%	0.24%	0.08%	0.15%
Provision / total average loans	0.13%	0.11%	0.18%	0.13%	0.15%

Total PCI loans, net of fair value mark	$94,746	$101,524	$51,041	$94,746	$51,041
Remaining fair value mark on purchased performing loans	33,428	36,207	14,602	33,428	14,602

Nonperforming Assets
Construction and land development	$9,221	$6,485	$5,671	$9,221	$5,671
Commercial real estate - owner occupied	3,202	2,845	2,205	3,202	2,205
Commercial real estate - non-owner occupied	1,812	3,068	2,701	1,812	2,701
Commercial & Industrial	1,404	1,387	1,252	1,404	1,252
Residential 1-4 Family	10,491	9,550	6,163	10,491	6,163
Auto	525	463	174	525	174
HELOC	1,273	1,669	1,791	1,273	1,791
Consumer and all other	182	195	165	182	165
Nonaccrual loans	$28,110	$25,662	$20,122	$28,110	$20,122
Foreclosed property	6,800	7,241	6,449	6,800	6,449
Total nonperforming assets (NPAs)	$34,910	$32,903	$26,571	$34,910	$26,571
Construction and land development	$442	$144	$54	$442	$54
Commercial real estate - owner occupied	3,586	2,512	679	3,586	679
Commercial real estate - non-owner occupied	—	—	298	—	298
Commercial & Industrial	256	100	101	256	101
Residential 1-4 Family	2,921	2,801	2,360	2,921	2,360
Auto	211	121	143	211	143
HELOC	1,291	570	709	1,291	709
Consumer and all other	825	673	188	825	188
Loans ≥ 90 days and still accruing	$9,532	$6,921	$4,532	$9,532	$4,532
Total NPAs and loans ≥ 90 days	$44,442	$39,824	$31,103	$44,442	$31,103
NPAs / total outstanding loans	0.37%	0.35%	0.39%	0.37%	0.39%
NPAs / total assets	0.26%	0.25%	0.29%	0.26%	0.29%
ALL / nonaccrual loans	146.90%	160.82%	184.68%	146.90%	184.68%
ALL / nonperforming assets	118.29%	125.43%	139.86%	118.29%	139.86%

Past Due Detail
Construction and land development	$1,351	$648	$7,221	$1,351	$7,221
Commercial real estate - owner occupied	4,218	3,775	1,707	4,218	1,707
Commercial real estate - non-owner occupied	492	44	909	492	909
Multifamily real estate	553	86	—	553	—
Commercial & Industrial	2,239	1,921	1,558	2,239	1,558
Residential 1-4 Family	7,041	7,142	5,633	7,041	5,633
Auto	2,414	2,187	2,415	2,414	2,415
HELOC	4,783	2,505	1,400	4,783	1,400
Consumer and all other	2,640	2,722	3,469	2,640	3,469
Loans 30-59 days past due	$25,731	$21,030	$24,312	$25,731	$24,312

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$1,826	$292	$54	$1,826	$54
Commercial real estate - owner occupied	539	1,819	679	539	679
Commercial real estate - non-owner occupied	—	—	298	—	298
Commercial & Industrial	428	1,567	101	428	101
Residential 1-4 Family	5,685	3,742	2,360	5,685	2,360
Auto	299	419	143	299	143
HELOC	1,392	1,622	709	1,392	709
Consumer and all other	1,140	761	188	1,140	188
Loans 60-89 days past due	$11,309	$10,222	$4,532	$11,309	$4,532

Troubled Debt Restructurings
Performing	$19,854	$15,696	$16,519	$19,854	$16,519
Nonperforming	8,425	4,001	2,725	8,425	2,725
Total troubled debt restructurings	$28,279	$19,697	$19,244	$28,279	$19,244

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$105,963	$108,168	$70,847	$317,602	$205,918
FTE adjustment	2,014	2,008	2,999	5,860	8,683
Net interest income (FTE) (non-GAAP) (1)	$107,977	$110,176	$73,846	$323,462	$214,601
Average earning assets	11,383,320	11,661,189	8,167,919	11,506,200	7,922,944
Net interest margin	3.69%	3.72%	3.44%	3.69%	3.47%
Net interest margin (FTE) (1)	3.76%	3.79%	3.59%	3.76%	3.62%

Tangible Assets
Ending assets (GAAP)	$13,371,742	$13,066,106	$9,029,436	$13,371,742	$9,029,436
Less: Ending goodwill	727,699	725,195	298,191	727,699	298,191
Less: Ending amortizable intangibles	51,563	51,211	16,017	51,563	16,017
Ending tangible assets (non-GAAP)	$12,592,480	$12,289,700	$8,715,228	$12,592,480	$8,715,228

Tangible Common Equity (2)
Ending equity (GAAP)	$1,880,029	$1,864,870	$1,041,371	$1,880,029	$1,041,371
Less: Ending goodwill	727,699	725,195	298,191	727,699	298,191
Less: Ending amortizable intangibles	51,563	51,211	16,017	51,563	16,017
Ending tangible common equity (non-GAAP)	$1,100,767	$1,088,464	$727,163	$1,100,767	$727,163

Average equity (GAAP)	$1,880,582	$1,847,366	$1,037,792	$1,851,072	$1,024,853
Less: Average goodwill	723,785	726,934	298,191	724,940	298,191
Less: Average amortizable intangibles	53,267	50,546	16,681	51,829	18,184
Average tangible common equity (non-GAAP)	$1,103,530	$1,069,886	$722,920	$1,074,303	$708,478

Operating Measures (3)
Net income (GAAP)	$38,197	$47,327	$20,658	$102,163	$57,737
Plus: Merger-related costs, net of tax	1,129	6,537	661	29,902	3,020
Net operating earnings (non-GAAP)	$39,326	$53,864	$21,319	$132,065	$60,757

Noninterest expense (GAAP)	$76,349	$85,140	$55,204	$263,234	$167,871
Less: Merger-related costs	1,429	8,273	732	37,414	3,476
Operating noninterest expense (non-GAAP)	$74,920	$76,867	$54,472	$225,820	$164,395

Net interest income (FTE) (non-GAAP) (1)	$107,977	$110,176	$73,846	$323,462	$214,601
Noninterest income (GAAP)	19,887	40,597	15,230	80,752	47,305

Efficiency ratio	60.67%	57.23%	64.13%	66.08%	66.29%
Efficiency ratio (FTE) (1)	59.71%	56.47%	61.97%	65.12%	64.10%
Operating efficiency ratio (FTE)	58.59%	50.98%	61.15%	55.87%	62.77%

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Other Data	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
End of period full-time employees	1,621	1,702	1,427	1,621	1,427
Number of full-service branches	140	147	111	140	111
Number of full automatic transaction machines ("ATMs")	190	199	173	190	173

(1) These are non-GAAP financial measures. Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) These are non-GAAP financial measures. Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) These are non-GAAP financial measures. Operating measures exclude merger-related costs unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(4) All ratios at September 30, 2018 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands, except share data)
	September 30,	December 31,	September 30,
	2018	2017	2017
ASSETS
Cash and cash equivalents:
Cash and due from banks	$143,693	$117,586	$115,776
Interest-bearing deposits in other banks	130,098	81,291	60,294
Federal funds sold	8,421	496	891
Total cash and cash equivalents	282,212	199,373	176,961
Securities available for sale, at fair value	1,883,141	974,222	968,361
Securities held to maturity, at carrying value	235,333	199,639	204,801
Marketable equity securities, at fair value	27,375	—	—
Restricted stock, at cost	112,390	75,283	68,441
Loans held for investment, net of deferred fees and costs	9,411,598	7,141,552	6,898,729
Less allowance for loan losses	41,294	38,208	37,162
Net loans held for investment	9,370,304	7,103,344	6,861,567
Premises and equipment, net	155,001	119,604	120,380
Goodwill	727,699	298,528	298,191
Amortizable intangibles, net	51,563	14,803	16,017
Bank owned life insurance	261,874	182,854	181,451
Other assets	262,716	102,871	97,990
Assets of discontinued operations	2,134	44,658	35,276
Total assets	$13,371,742	$9,315,179	$9,029,436
LIABILITIES
Noninterest-bearing demand deposits	$2,189,887	$1,502,208	$1,535,149
Interest-bearing deposits	7,644,808	5,489,510	5,346,677
Total deposits	9,834,695	6,991,718	6,881,826
Securities sold under agreements to repurchase	40,624	49,152	43,337
Other short-term borrowings	1,016,250	745,000	574,000
Long-term borrowings	497,768	425,262	434,750
Other liabilities	99,757	54,008	51,385
Liabilities of discontinued operations	2,619	3,710	2,767
Total liabilities	11,491,713	8,268,850	7,988,065
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 65,982,669 shares, 43,743,318 shares, and 43,729,229 shares, respectively.	87,192	57,744	57,708
Additional paid-in capital	1,378,940	610,001	608,884
Retained earnings	438,513	379,468	373,468
Accumulated other comprehensive income (loss)	(24,616)	(884)	1,311
Total stockholders' equity	1,880,029	1,046,329	1,041,371
Total liabilities and stockholders' equity	$13,371,742	$9,315,179	$9,029,436

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$115,817	$119,540	$75,597	$348,009	$215,797
Interest on deposits in other banks	492	676	181	1,815	367
Interest and dividends on securities:
Taxable	10,145	8,012	5,175	25,229	15,081
Nontaxable	4,909	4,181	3,546	13,098	10,620
Total interest and dividend income	131,363	132,409	84,499	388,151	241,865
Interest expense:
Interest on deposits	15,928	13,047	7,234	40,187	18,410
Interest on short-term borrowings	3,379	5,166	1,871	12,794	4,221
Interest on long-term borrowings	6,093	6,028	4,547	17,568	13,316
Total interest expense	25,400	24,241	13,652	70,549	35,947
Net interest income	105,963	108,168	70,847	317,602	205,918
Provision for credit losses	3,340	2,147	3,056	9,011	7,344
Net interest income after provision for credit losses	102,623	106,021	67,791	308,591	198,574
Noninterest income:
Service charges on deposit accounts	6,483	6,189	4,795	18,566	13,924
Other service charges and fees	1,625	1,278	1,131	4,137	3,391
Interchange fees, net	4,882	4,792	3,756	14,163	11,205
Fiduciary and asset management fees	4,411	4,040	2,794	11,507	8,313
Gains (losses) on securities transactions, net	97	(88)	184	222	782
Bank owned life insurance income	1,732	1,728	1,377	5,126	4,837
Loan-related interest rate swap fees	562	898	416	2,178	2,627
Gain on Shore Premier sale	(933)	20,899	—	19,966	—
Other operating income	1,028	861	777	4,887	2,226
Total noninterest income	19,887	40,597	15,230	80,752	47,305
Noninterest expenses:
Salaries and benefits	39,279	40,777	28,187	120,797	87,740
Occupancy expenses	6,551	6,159	4,678	18,778	13,783
Furniture and equipment expenses	2,983	3,103	2,454	9,024	7,518
Printing, postage, and supplies	1,183	1,282	1,139	3,525	3,664
Communications expense	872	1,009	796	2,976	2,567
Technology and data processing	4,841	4,322	4,148	13,722	11,793
Professional services	2,875	2,671	1,948	8,101	5,611
Marketing and advertising expense	3,109	3,288	1,931	7,834	5,933
FDIC assessment premiums and other insurance	1,363	1,882	1,141	5,430	2,793
Other taxes	2,878	2,895	2,022	8,660	6,065
Loan-related expenses	1,939	1,843	1,193	5,097	3,484
OREO and credit-related expenses	452	1,122	1,139	3,106	2,023
Amortization of intangible assets	3,490	3,215	1,480	9,885	4,661
Training and other personnel costs	1,024	1,125	861	3,155	2,829
Merger-related costs	1,429	8,273	732	37,414	3,476
Other expenses	2,081	2,174	1,355	5,730	3,931
Total noninterest expenses	76,349	85,140	55,204	263,234	167,871
Income from continuing operations before income taxes	46,161	61,478	27,817	126,109	78,008
Income tax expense	7,399	11,678	7,397	20,973	20,924
Income from continuing operations	$38,762	$49,800	$20,420	$105,136	$57,084

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (continued)
(Dollars in thousands, except share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Discontinued operations:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income (loss) from operations of discontinued mortgage segment	$(761)	$(3,085)	$371	$(3,768)	1,021
Income tax expense (benefit)	(196)	(612)	133	(795)	368
Income (loss) on discontinued operations	(565)	(2,473)	238	(2,973)	653
Net income	$38,197	$47,327	$20,658	$102,163	$57,737
Basic earnings per common share	$0.58	$0.72	$0.47	$1.55	$1.32
Diluted earnings per common share	$0.58	$0.72	$0.47	$1.55	$1.32

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	September 30, 2018			June 30, 2018
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$1,333,960	$10,145	3.02%	$1,077,656	$8,012	2.98%
Tax-exempt	632,050	6,214	3.90%	547,617	5,293	3.88%
Total securities	1,966,010	16,359	3.30%	1,625,273	13,305	3.28%
Loans, net (3) (4)	9,297,213	116,266	4.96%	9,809,083	120,039	4.91%
Other earning assets	120,097	752	2.49%	226,833	1,073	1.90%
Total earning assets	11,383,320	$133,377	4.65%	11,661,189	$134,417	4.62%
Allowance for loan losses	(41,799)			(41,645)
Total non-earning assets	1,605,831			1,598,683
Total assets	$12,947,352			$13,218,227

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$4,915,070	$8,789	0.71%	$4,836,642	$6,790	0.56%
Regular savings	640,954	209	0.13%	649,897	217	0.13%
Time deposits (5)	2,079,686	6,930	1.32%	2,063,414	6,040	1.17%
Total interest-bearing deposits	7,635,710	15,928	0.83%	7,549,953	13,047	0.69%
Other borrowings (6)	1,155,093	9,472	3.25%	1,617,322	11,194	2.78%
Total interest-bearing liabilities	8,790,803	25,400	1.15%	9,167,275	24,241	1.06%

Noninterest-bearing liabilities:
Demand deposits	2,167,765			2,095,233
Other liabilities	108,202			108,353
Total liabilities	11,066,770			11,370,861
Stockholders' equity	1,880,582			1,847,366
Total liabilities and stockholders' equity	$12,947,352			$13,218,227

Net interest income		$107,977			$110,176

Interest rate spread			3.50%			3.56%
Cost of funds			0.89%			0.83%
Net interest margin			3.76%			3.79%

(1) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2) Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3) Nonaccrual loans are included in average loans outstanding.
(4) Interest income on loans includes $3.5 million and $5.3 million for the three months ended September 30, 2018 and June 30, 2018, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Interest expense on time deposits includes $592,000 and $685,000 for the three months ended September 30, 2018 and June 30, 2018, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6) Interest expense on borrowings includes $143,000 and $104,000 for the three months ended September 30, 2018 and June 30, 2018, respectively, in amortization of the fair market value adjustments related to acquisitions.